Exhibit 4.7

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS A NON-U.S. PURCHASER AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (C) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT, AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE WHICH IS TWO YEARS (OR SUCH OTHER PERIOD THAT MAY BE HEREAFTER PROVIDED UNDER RULE 144(K) UNDER THE SECURITIES ACT PERMITTING RESALES OF RESTRICTED SECURITIES BY NON-AFFILIATES WITHOUT RESTRICTION); OR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S, OR TRANSFER AGENT’S, AS APPLICABLE, RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E), OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE OR TRANSFER AGENT.

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

BASELINE OIL & GAS CORP.

14% SENIOR SUBORDINATED CONVERTIBLE SECURED NOTES DUE 2013

CUSIP No. 069827 AD 5
No. 1	$50,000,000

Baseline Oil & Gas Corp., a Nevada corporation (the “Company,” which term includes any successor entity), for value received promises to pay to Cede & Co. or registered assigns the principal sum of FIFTY MILLION DOLLARS ($50,000,000) (or such principal amount as may be set forth in the records of the Trustee hereinafter referred to in accordance with the Indenture) on October 1, 2013, and to pay interest thereon as hereinafter set forth.

Interest Rate: 14%

Interest Payment Dates: Interest will be payable semi-annually in cash in arrears on April 1 and October 1 of each year, beginning on April 1, 2008.

Record Dates: March 15 and September 15.

Reference is made to the further provisions of this Note contained on the reverse side of this Note, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

BASELINE OIL & GAS CORP.

By:
Name:
Title:

Dated: October 1, 2007

TRUSTEE CERTIFICATE OF AUTHENTICATION

This is one of the 14% Senior Subordinated Convertible Secured Notes due 2013 referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK, as Trustee

Dated: October 1, 2007	By:
Authorized Signatory

(REVERSE OF SECURITY)

14% Senior Subordinated Convertible Secured Note due 2013

1. Interest. Baseline Oil & Gas Corp., a Nevada corporation (the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown above. Interest on the Note will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from and including the Issue Date. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing April 1, 2008; provided, however, that the Company shall be entitled to issue PIK Notes under the Indenture pursuant to Sections 2.02 and 2.13 thereof in lieu of the payment of such interest in cash (provided that the aggregate principal amount thereof shall be equal to the amount of such interest (rounded to the nearest whole dollar)). Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. The Company will pay interest on overdue principal at 1% per annum in excess of the above rate and will pay interest on overdue installments of interest at such higher rate to the extent lawful. Additional Interest may accrue on this Note in certain circumstances pursuant to the Registration Rights Agreement and all references to “interest” in this Note shall include any Additional Interest due on this Note pursuant to the terms of the Registration Rights Agreement.

2. Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date, and on or before such Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and (to the extent not paid in the form of a PIK Note pursuant to Sections 2.02 and 2.13 of the Indenture) interest in money of the United States that at the time of payment is legal tender for payment of public and private debts (“U.S. Legal Tender”). However, the Company may pay principal and interest by check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder’s registered address.

3. Paying Agent, Conversion Agent and Registrar. Initially, The Bank of New York (the “Trustee”) will act as Paying Agent, Conversion Agent and Registrar. The Company may change any Paying Agent, Conversion Agent, Registrar or co-Registrar without notice to the Holders.

4. Indenture. The Notes and the Guarantees were issued under an Indenture, dated as of October 1, 2007 (the “Indenture”), among the Company, the Trustee and the Collateral Agent. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb) (the “TIA”), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of such terms. The Notes are senior subordinated obligations of the Company. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

5. Redemption.

(a) Optional Redemption. Semi-annually beginning on October 1, 2009, we may redeem up to 25% of the principal amount of the Notes then outstanding at a redemption price of 100% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, to the date of redemption, only in the event the closing price of shares of the Company’s Common Stock equals 150% or more of the Conversion Price then in effect for 20 of any 30 consecutive trading days, provided should we redeem any Notes prior to October 1, 2010 the Holders shall be entitled to the make-whole premium set forth below under Section 4.10 as if the date of redemption were the date of conversion.

(b) Mandatory Redemption. The Company is not required to make any mandatory redemption or sinking fund payments with respect to the Notes.

6. Notice of Redemption. Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder’s registered address with a copy to the Trustee and Paying Agent. If fewer than all of the Notes are to be redeemed, at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee deems to be fair and appropriate. Notes in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal amount of Notes that have denominations larger than $1,000.

Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date sufficient to pay such Redemption Price plus accrued and unpaid interest and Additional Interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date, and the only remaining right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued and unpaid interest and Additional Interest, if any, as of the Redemption Date upon surrender to the Paying Agent of the Notes redeemed.

7. Offers to Purchase. Sections 5.15 and 5.16 of the Indenture provide that upon the occurrence of a Change of Control and after certain Asset Sales, and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

8. Registration Rights. Pursuant to the Registration Rights Agreement among the Company, the Guarantors and the Initial Purchaser, the Company will be obligated to file a Shelf Registration Statement (as defined in the Registration Rights Agreement). The

Holders of the Notes shall be entitled to receive certain Additional Interest payments in the event such Shelf Registration Statement is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

9. Conversion. Subject to and upon compliance with the provisions of Article 4 of the Indenture, at the option of the Holder thereof, any portion of the principal amount of this Note that is an integral multiple of $1,000 may be converted into fully paid and non-assessable shares of Common Stock at the Conversion Rate, determined as provided in the Indenture, in effect at the time of conversion. The Holder may surrender Notes for conversion at the applicable Conversion Rate at any time after ninety (90) days from the Original Issue Date until the close of business on the Business Day immediately preceding the final maturity date of the Notes.

Upon surrendering any Note for conversion, the Holder of such Note shall receive, in respect of each $1,000 principal amount of Notes, shares of Common Stock at an initial conversion rate of 1,389.00 shares per $1,000 principal amount of Notes (the “Conversion Rate”), which is based upon an initial Conversion Price of approximately $0.72 per share. The Conversion Rate (and Conversion Price) are subject to adjustment as described in the Indenture.

The date on which a Holder of a Physical Note or holder of a beneficial interest in a Global Note completes the requirements of Section 4.03(a) of the Indenture shall be deemed to be the date of conversion (the “Conversion Date”) for purposes of Article 4 of the Indenture. On and after the Conversion Date, the conversion by such Holder or holder, as set forth in the Conversion Notice, shall become irrevocable.

In the event a Holder elects to exercise its right to convert its Notes pursuant to Article 4 of the Indenture, and such election occurs prior to October 10, 2010, such Holder shall be entitled to receive a make-whole premium. This amount will consist of the present value of all required interest payments on the Notes as if paid in cash from such conversion through October 10, 2010 (including any accrued but unpaid interest), computed using a discount rate equal to the Reinvestment Yield determined on the Conversion Date (the “Conversion Make-Whole Amount”). The Company shall have thirty (30) days from the Conversion Date to pay the Conversion Make-Whole Amount.

10. Denominations; Transfer; Exchange. The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples thereof. A Holder shall register the transfer of or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes, fees or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

11. Persons Deemed Owners. The registered Holder of a Note shall be treated as the owner of it for all purposes.

12. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent may pay the money without interest thereon back to the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

13. Discharge Prior to Redemption or Maturity. If the Company at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or stated maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of and interest and Additional Interest, if any, on the Notes).

14. Amendment; Supplement; Waiver. Subject to certain exceptions, the Indenture, the Notes, the Guarantees and the Collateral Agreements may be amended or supplemented with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without consent of any Holder, the parties thereto may amend or supplement the Indenture, the Notes, the Guarantees, or the Collateral Agreements to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, provide for the assumption of the Company’s or any Guarantor’s obligations in accordance with Section 6.01 and Section 12.04 of the Indenture, make any other change that would provide any additional rights or benefits to the Holders that does not adversely affect the legal rights of any Holder of a Note, to comply with the TIA, to allow for additional guarantees, if necessary, in connection with any addition or release of Collateral permitted under the Indenture or the Collateral Agreements, to release a Guarantor from its Guarantee as permitted by the Indenture and to conform the text of the Indenture, the Collateral Agreements, the Notes and the Guarantees to the Offering Circular if necessary.

15. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional Indebtedness or grant Liens, make payments in respect of their Capital Stock or certain Indebtedness, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Subsidiaries, merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

16. Successors. When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes, the Guarantees and the Indenture, the predecessor will be released from those obligations.

17. Defaults and Remedies. If an Event of Default occurs and is continuing (other than certain events of bankruptcy involving the Company), the Trustee or the Holders of at least 25% in aggregate principal amount of outstanding Notes may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest.

18. Subordination. The Indebtedness evidenced by the Notes is subordinated in right of payment, to the extent and in the manner provided in the Indenture, to the prior payment in full of all Senior Debt (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed) of the Company.

19. Trustee Dealings with Company. Subject to the terms of the TIA and the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

20. No Recourse Against Others. No past, present or future affiliate, director, officer, employee, incorporator or holder of any equity interests in the Company or a Guarantor or any direct or indirect parent corporation of the Company or a Guarantor, as such, will have any liability for any obligations of the Company or a Guarantor under the Notes, the Guarantees or the Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Each of the parties hereto acknowledge that such waiver may not be effective to waive liabilities under the federal securities laws.

21. Guarantees. Payment of principal and interest (including interest on overdue principal and overdue interest, if lawful), is unconditionally and irrevocably guaranteed, jointly and severally, by each of the Guarantors.

22. Authentication. This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

23. Governing Law. THIS NOTE, THE INDENTURE, THE GUARANTEES AND THE COLLATERAL AGREEMENTS (OTHER THAN THE MORTGAGES) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE, THE INDENTURE, THE GUARANTEES AND THE COLLATERAL AGREEMENTS (OTHER THAN THE MORTGAGES) OR THE TRANSACTIONS CONTEMPLATED BY THIS NOTE.

24. Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common),

TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

25. Security. The Company’s and Guarantors’ obligations under the Notes are secured by liens on the Collateral pursuant to the terms of the Collateral Agreements. The actions of the Trustee and the Holders of the Notes secured by such liens and the application of proceeds from the enforcement of any remedies with respect to such Collateral are limited pursuant to the terms of the Collateral Agreements.

26. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed thereon.

The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture. Requests may be made to: Baseline Oil & Gas Corp., 11811 North Freeway I-45, Suite 200, Houston, Texas 77060.

ASSIGNMENT FORM

If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

(Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Dated:	Signed:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the SEC of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) [             , 2008], the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Note is being transferred:

[Check One]

(1)	to the Company or a subsidiary thereof; or

(2)	pursuant to and in compliance with Rule 144A under the Securities Act; or

(3)	to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

(4)	outside the United States to a person other than a “U.S. person” in compliance with Rule 904 of Regulation S under the Securities Act; or

(5)	pursuant to the exemption from registration provided by Rule 144 under the Securities Act; or

(6)	pursuant to an effective registration statement under the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided that if box (3), (4) or (5) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Trustee or the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.15 of the Indenture shall have been satisfied.

Dated:	Signed:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an executive officer

[OPTION OF HOLDER TO ELECT PURCHASE]

If you want to elect to have this Note purchased by the Company pursuant to Section 5.15 or Section 5.16 of the Indenture, check the appropriate box:

Section 5.15 [            ]

Section 5.16 [            ]

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 5.15 or Section 5.16 of the Indenture, state the amount you elect to have purchased:

$

Dated:
	NOTICE:	The signature on this assignment must correspond with the name as it appears upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever and be guaranteed by the endorser’s bank or broker.

Signature Guarantee: